UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2008

SheerVision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4030 Palos Verdes Drive N., Suite 104, Rolling Hills, CA	90274
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 265-8918

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

As previously reported, on June 25, 2007, General Scientific Corporation (“GSC”) initiated a “Section 337” complaint against the Registrant with the International Trade Commission (“ITC”) alleging the unlawful importation and sale in the United States of certain magnifying loupe products which allegedly infringe certain of the complainant's patents. On January 17, 2008, the Registrant entered into a settlement with GSC and a co-defendant, Asia Sourcing Corporation (“ASC”) pursuant to which the Registrant and ASC agreed to cease the importation of a particular type of metal frame, GSC covenanted not to bring patent infringement claims against the Registrant and ASC with respect to certain SheerVision products and the pending investigation by the ITC will be terminated. The settlement involves no monetary payment by the Registrant and no admission of wrongdoing. The terms of the settlement will not have a material effect on the Registrant’s financial condition or operations.

The foregoing description is a summary and is qualified in its entirety by the Settlement and Release Agreement attached as an exhibit hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1 Form of Settlement and Release Agreement dated as of January 4, 2008 between General Scientific Corporation, SheerVision, Inc. and Asia Sourcing Corporation.*

_________

*
The Registrant has requested confidential treatment with respect to this exhibit. In the event that the Securities and Exchange Commission should deny such request in whole or in part, such exhibit or the relevant portions thereof shall be filed by amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2008

SHEERVISION, INC.

By: /s/ Suzanne Lewsadder
Name: Suzanne Lewsadder
Title: Chief Executive Officer